Exhibit 99.1

Save Foods’ Subsidiary Changes its Name to NTWO OFF Ltd.

Neve Yarak, Israel – February 21, 2024 – Save Foods, Inc. (NASDAQ: SVFD) (FSE:80W), a pioneer agri-food tech company offering sustainable solutions for agriculture and plant based food, today announced that its subsidiary, formerly known as Nitrousink Ltd., received approval from The Registrar of Companies in Israel, to change its name to NTWO OFF Ltd. (“NTWO OFF “).

NTWO OFF has identified and isolated two naturally occurring bacteria species that can reduce N2O emissions from wheat roots under various environmental conditions. The R&D team at NTWO OFF is currently testing its technology under greenhouse conditions with the objective of locating the optimal formula for reducing N2O emission in wheat crops. NTWO OFF intends to continue its testing in micro field plots using different soils, dosages, and formulations for a variety of crops, including corn and rice.

About Save Foods:

Save Foods, Inc. is an innovative agri-food tech company that through its two majority owned subsidiaries, Save Foods Ltd. and NTWO OFF Ltd., and a minority owned subsidiary, Plantify Foods Inc. Through its operational arms, Save Foods delivers integrated solutions for improved safety, quality, and sustainability every step of the way from field to fork. Save Foods Ltd., its majority-owned Israeli subsidiary, focuses on post-harvest treatments in fruit and vegetables to control and prevent pathogen contamination, significantly reduce the use of hazardous chemicals, and prolong fresh produce’s shelf life. NTWO OFF Ltd., its other majority-owned Israeli subsidiary, contributes to tackling greenhouse gas emissions, offering a pioneering solution to mitigate N2O (nitrous oxide) emissions, a potent greenhouse gas with 265 times the global warming impact of carbon dioxide. NTWO OFF aims to promote agricultural practices that are both environmentally friendly and economically viable. Plantify Foods, Inc., the Company’s minority-owned Canadian subsidiary listed on the TSXV, offers a wide range of clean-label healthy food options that are nutritious, gluten free, non-allergenic, use whole natural ingredients, and are easy to prepare. For more information on Save Foods Ltd. and NTWO OFF Ltd. visit our website: https://savefoods.co/

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Because such statements deal with future events and are based on our current expectations, they are subject to various risks and uncertainties, including the possibility that the patent application discussed in this press release will not be approved by the US Patent and Trademark Office and, even if approved, that Nitrousink’s solution may not exact the anticipated results in wheat as contemplated in this press release. Actual results, performance or achievements could differ materially from those described in or implied by the statements in this press release. The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including market conditions as well as those discussed under the heading “Risk Factors” in Save Foods’ registration statement on Form S-1 filed with the SEC on February 7, 2024, and in any subsequent filings with the SEC. Except as otherwise required by law, we undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. We are not responsible for the contents of third-party websites.

Investor Relations Contacts:

Michal Efraty

+972-(0)52-3044404

michal@efraty.com